Exhibit 10.11

LICENSE AGREEMENT

AMENDMENT #2

WHEREAS, effective as of December 1, 2014, and as further amended September 20, 2016, Miromatrix Medical Inc., a corporation organized under the laws of the State of Delaware and having an office at 10399 West 70th Street, Eden Prairie, MN 55344 ("Miromatrix") and Mayo Foundation for Medical Education and Research, a not for profit corporation with an address at 200 First Street SW, Rochester, MN 55905 ("Mayo") executed a License Agreement (the "Agreement") for Services as outlined in the Agreement.

WHEREAS, Miromatrix and Mayo wish to amend said Agreement.

NOW, THEREFORE, Miromatrix and Mayo agree as follows:

1.	The Term of the Agreement shall be extended for an additional one year period. Accordingly, the new expiration date of the Agreement shall be December 31, 2018.

2.	Miromatrix has agreed to provide additional funding of $60,000 for year three of the Project. Accordingly, the attached Exhibit B-1 shall amend Section 3 of the Agreement.

3.	Except as specifically provided herein, the terms and conditions of the Agreement shall remain in force.

IN WITNESS WHEREOF, the Parties have executed this Amendment which shall be effective as of the last dated signature below.

MIROMATRIX MEDICAL INC.		MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:	/s/ Jeff Ross	By:	/s/ Randall S. Jones

Name:	Jeff Ross	Name:	Randall S. Jones

Title:	CEO	Title:	Operations Manager

Date:	9/5/2017	Date:	9/12/2017

Budget - Exhibit B-1

TT MAYO CLINIC

PI Name:     Stott Nyberg, MD, PhD

MCR Funding Proposal Number: FP86573-41-A1-41

Sponsor; Miromatrix Medical Inc.

Date: 8/2/17

Study Title: Amendment #2: Miromatrix/Mayo Transplantable Liver Project (Nyberg}

1/1/18-12/31/18**

Personnel: (Includes salary and benefits"):
Dr. Scott Nyberg, PI	23,076

Lab Supplies:
Hapatccyte Isolation	7,693
Large Animal Care - Chronic	15,385

Sub-Total	46,154
Indirects (30%)	13,846

BUDGET TOTAL	60,000

Payment Terms: 100% due upon execution of contract

*Salary and benefit rate information is confidential. Mayo cannot share individual costs or rate information, as this would be against Mayo policy

' This budget only reflects the budget for year 3 which is being added with amendment 2.

Years 1-2 have already been negotiated.

NOTE: This is only a budget estimate, budget ay be adjusted due to the following changes: salaries, fees, procedures, etc.

Prepared by:

Sherry Foster, Sponsored Projects Specialist